UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLADSTONE COMMERCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	02-0681276
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.125% Series C Cumulative Term Preferred Stock, $0.001 par value	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
☑	☐

Securities Act registration file number to which this form relates: File No. 333-128783

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 7.125% Series C Cumulative Term Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of Gladstone Commercial Corporation, a Maryland corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Series C Term Preferred Stock” in the prospectus supplement dated January 25, 2012 and filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in the form in which it was filed on January 26, 2012 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form S-3 (File No. 333-169290), which was declared effective by the Securities and Exchange Commission on September 27, 2010. The Preferred Stock is expected to be listed on the NASDAQ Global Select Market.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement to Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.1.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of the 7.75% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.3 of Form 8-A12G (File No. 000-50363), filed January 19, 2006.

3.1.2	Articles of Amendment to Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.75% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 99.1 of Form 8-K (File No. 000-50363), filed on April 13, 2006.

3.1.3	Articles Supplementary Establishing and Fixing the Rights and Preferences of the 7.5% Series B Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.4 of Form 8-A12B (File No. 000-50363), filed October 19, 2006.

3.1.4	Articles of Amendment to Articles of Amendment and Restatement to Articles of Incorporation, incorporated by reference to Exhibit 3.1.1 to the Quarterly Report on Form 10-Q (File No. 001-33097), filed July 30, 2009.

3.1.5	Articles Supplementary, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33097), filed March 19, 2010.

3.1.6	Articles Supplementary, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33097), filed September 9, 2010.

3.1.7	Articles Supplementary, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-33097), filed September 9, 2010.

3.1.8	Articles Supplementary Establishing and Fixing the Rights and Preferences of the 7.125% Series C Cumulative Term Preferred Stock, incorporated by reference to Exhibit 3.1 of Form 8-K (File No. 001-33097), filed January 25, 2012.

3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.2.1	First Amendment to Bylaws, incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K (File No. 001-33097), filed July 10, 2007.

4.1	Form of Certificate for Common Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-11 (File No. 333-106024), filed August 8, 2003.

4.2	Form of Certificate for 7.75% Series A Cumulative Redeemable Preferred Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 4.1 of Form 8-A12G (File No. 000-50363), filed January 19, 2006.

4.3	Form of Certificate for 7.5% Series B Cumulative Redeemable Preferred Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 4.2 of Form 8-A12B (File No. 001-33097), filed October 19, 2006.

4.4	Form of Certificate for 7.125% Series C Cumulative Term Preferred Stock of Gladstone Commercial Corporation.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLADSTONE COMMERCIAL CORPORATION

Date: January 31, 2012	By:	/s/ David Gladstone
David Gladstone Chief Executive Officer and Chairman of
the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment and Restatement to Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.1.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of the 7.75% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.3 of Form 8-A12G (File No. 000-50363), filed January 19, 2006.

3.1.2	Articles of Amendment to Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.75% Series A Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 99.1 of Form 8-K (File No. 000-50363), filed on April 13, 2006.

3.1.3	Articles Supplementary Establishing and Fixing the Rights and Preferences of the 7.5% Series B Cumulative Redeemable Preferred Stock, incorporated by reference to Exhibit 3.4 of Form 8-A12B (File No. 000-50363), filed October 19, 2006.

3.1.4	Articles of Amendment to Articles of Amendment and Restatement to Articles of Incorporation, incorporated by reference to Exhibit 3.1.1 to the Quarterly Report on Form 10-Q (File No. 001-33097), filed July 30, 2009.

3.1.5	Articles Supplementary, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33097), filed March 19, 2010.

3.1.6	Articles Supplementary, incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-33097), filed September 9, 2010.

3.1.7	Articles Supplementary, incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-33097), filed September 9, 2010.

3.1.8	Articles Supplementary Establishing and Fixing the Rights and Preferences of the 7.125% Series C Cumulative Term Preferred Stock, incorporated by reference to Exhibit 3.1 of Form 8-K (File No. 001-33097), filed January 25, 2012.

3.2	Bylaws, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (File No. 333-106024), filed June 11, 2003.

3.2.1	First Amendment to Bylaws, incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K (File No. 001-33097), filed July 10, 2007.

4.1	Form of Certificate for Common Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-11 (File No. 333-106024), filed August 8, 2003.

4.2	Form of Certificate for 7.75% Series A Cumulative Redeemable Preferred Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 4.1 of Form 8-A12G (File No. 000-50363), filed January 19, 2006.

4.3	Form of Certificate for 7.5% Series B Cumulative Redeemable Preferred Stock of Gladstone Commercial Corporation, incorporated by reference to Exhibit 4.2 of Form 8-A12B (File No. 001-33097), filed October 19, 2006.

4.4	Form of Certificate for 7.125% Series C Cumulative Term Preferred Stock of Gladstone Commercial Corporation.